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                                                                       EXHIBIT 5

                          [ARNOLD & PORTER LETTERHEAD]


                                January 16, 2002


Board of Directors
EntreMed, Inc.
9640 Medical Center Drive
Rockville, MD 20850

        Re:    Registration Statement on Form S-3

Gentlemen:

        We have acted as special counsel to EntreMed, Inc. (the "Company") in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, (i) 2,921,627 shares of its common stock, $0.01 par value per share (the "Common Stock"), issued in connection with the securities purchase agreement dated as of December 14, 2001 (the "Securities Purchase Agreement") and (ii) 730,413 shares of Common Stock issuable pursuant to a warrant (the "Warrant") to purchase Common Stock (the "Warrant Shares").

        In connection with rendering the opinions set forth in this letter, we have examined and relied upon the Registration Statement, the Warrant, the Securities Purchase Agreement, the Company's First Amended and Restated Certificate of Incorporation, the Company's Bylaws, and resolutions of the Board of Directors of the Company and the originals or copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

        The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

        A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

        B. In connection with all factual matters regarding the opinions set forth below, we have relied exclusively upon the certificates and other documents and information identified above. We have not verified any factual matters in connection with or apart from our review of such certificates and other documents, and, accordingly,


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we do not express any opinion or belief or make any representation as to matters that might have been disclosed by such verification.

        C. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

        D. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

        E. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

        F. We do not express any opinion as to matters arising under the laws of any jurisdiction other than United States federal laws and the General Corporation Law of the State of Delaware. We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of United States federal laws or regulations or to matters of Delaware law, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

        Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that 2,921,627 shares of Common Stock included in the Registration Statement have been validly issued and are fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.

        Also based on the foregoing and subject to the qualifications set forth in the preceding paragraphs, we are of the opinion that the remaining 730,413 shares included in the Registration Statement, when issued upon exercise of the Warrant for legal consideration of not less than $0.01 per share, will have been validly issued and will be fully paid and nonassessable under the Delaware General Corporation Law as in effect on this date.

        This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

        We hereby consent to your filing of this opinion as Exhibit 5 to the Registration Statement and to reference to our firm under the caption "Legal Matters" in the prospectus contained therein. By giving such consent we do not thereby admit that we


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are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,

                                               /s/ Arnold & Porter
                                               ----------------------

                                               ARNOLD & PORTER